UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 4, 2010

Community Valley Bancorp

(Exact name of registrant as specified in its charter)

California	0-51678	68-0479553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 E. Lassen Avenue, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

(530) 899-2344

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Effective January 21, 2010, Community Valley Bancorp and Butte Community Bank (“Company”) appointed Barbara A. Crouse as Senior Vice President and Chief Financial Officer of the Company.  Ms. Crouse has been employed with the Company in accounting for thirteen years.  For the last three years Ms. Crouse has been Vice President and Senior Financial Officer.

Ms. Crouse’s annual base salary is $100,000 per year.  Ms. Crouse participates in the 2000 Stock Option Plan and is fully vested in 2,832 option shares with a strike price of $7.125.  Ms. Crouse does not have an employment agreement with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp

Date:	March 4, 2010	By:	/s/ John F. Coger
John F. Coger
President
Chief Executive Officer